As filed with the Securities and Exchange Commission on June 7, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HARVARD BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3306140
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

84 October Hill Road Holliston, MA	01746
(Address of Principal Executive Offices)	(Zip Code)

HARVARD BIOSCIENCE, INC.

EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

David Green

President and Chief Executive Officer

Harvard Bioscience, Inc.

84 October Hill Road, Holliston, MA 01746

(Name and address of agent for service)

(508) 893-8999

(Telephone number, including area code, of agent for service)

With copies to:

Josef B. Volman, Esq.

Chad J. Porter, Esq.

Burns & Levinson LLP

125 Summer Street

Boston, Massachusetts 02110

(617) 345-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	250,000(2)	$5.06(3)	$1,265,000(3)	$172.55

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Consists of 250,000 shares issuable under the Registrant’s Employee Stock Purchase Plan.
(3)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. Such computation is based on the average of the high and low prices of the Registrant’s common stock as reported on THE NASDAQ Global Market on June 3, 2013.

EXPLANATORY NOTE

This Registration Statement is filed by Harvard Bioscience, Inc. (the “Registrant”) for the purpose of registering pursuant to General Instruction E to Form S-8, 250,000 additional shares of the Registrant’s common stock, $0.01 par value per share (the “Common Stock”) under Amendment No. 2 to Harvard Bioscience, Inc. Employee Stock Purchase Plan (the “ESPP”). On April 12, 2013, the Registrant filed with the Securities and Exchange Commission (the “Commission”) a definitive proxy statement that included proposals to, among other things, increase the number of shares available for issuance under the ESPP by 250,000 shares of Common Stock. The proposal to increase the number of shares available for issuance under the ESPP was approved by the Registrant’s stockholders on May 23, 2013. This Registration Statement registers the 250,000 additional shares of Common Stock available for issuance under the ESPP.

The additional 250,000 shares of Common Stock available for issuance under the ESPP registered pursuant to this Registration Statement are the same class as those included on registration statements on Form S-8 filed on June 15, 2001 (File No. 333-53848) and January 17, 2001 (File No. 333-53848). The contents of all aforementioned Registration Statements, including any amendments thereto or filings incorporated therein, are incorporated herein by reference, expect as modified herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Commission. The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Commission on March 18, 2013;

(b) All other reports filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K described in (a) above; and

(c) The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A (File No. 000-31923 ) filed with the Commission on November 9, 2000 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The exhibits listed below represent a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

Exhibit Number	Description

(1)3.1	Second Amended and Restated Certificate of Incorporation of Harvard Bioscience, Inc.

(1)3.2	Amended and Restated Bylaws of Harvard Bioscience, Inc.

(2)3.3	Amendment No. 1 to Amended and Restated Bylaws of Harvard Bioscience, Inc. (as adopted October 30, 2007)

(1)4.1	Specimen certificate for shares of Common Stock, $0.01 par value, of Harvard Bioscience, Inc.

(1)4.2	Amended and Restated Securityholders’ Agreement dated as of March 2, 1999 by and among Harvard Apparatus, Inc., Pioneer Partnership II, Pioneer Capital Corp., First New England Capital, L.P. and Citizens Capital, Inc. and Chane Graziano and David Green

(3)4.3	Shareholder Rights Agreement, dated as of February 5, 2008 between Harvard Bioscience, Inc., and Registrar and Transfer Company, as Rights Agent

*4.4	Harvard Bioscience, Inc. Employee Stock Purchase Plan, as amended

*5.1	Legal opinion from Burns & Levinson LLP

*23.1	Consent of KPMG LLP, as independent registered public accounting firm

23.2	Consent of Burns & Levinson LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement)

24.1	Power of attorney (included on the signature page to this Registration Statement)

*	Filed herewith.

(1)	Previously filed as an exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-45996) and incorporated by reference thereto.

(2)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K (filed on November 1, 2007) and incorporated by reference thereto.

(3)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K (filed on February 8, 2008) and incorporated by reference thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Holliston, Commonwealth of Massachusetts, on this 7th day of June, 2013.

HARVARD BIOSCIENCE, INC.

By:	/s/ David Green
David Green President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints David Green and Thomas McNaughton, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Harvard Bioscience, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ David Green David Green	Director and Chief Executive Officer (Principal Executive Officer)	June 7, 2013

/s/ Thomas McNaughton Thomas McNaughton	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 7, 2013

/s/ Robert Dishman Robert Dishman	Director	June 7, 2013

/s/ Neal J. Harte Neal J. Harte	Director	June 7, 2013

/s/ John F. Kennedy John F. Kennedy	Director	June 7, 2013

/s/ Earl R. Lewis Earl R. Lewis	Director	June 7, 2013

/s/ George Uveges George Uveges	Director	June 7, 2013

INDEX TO EXHIBITS

Exhibit Number	Description

(1)3.1	Second Amended and Restated Certificate of Incorporation of Harvard Bioscience, Inc.

(1)3.2	Amended and Restated Bylaws of Harvard Bioscience, Inc.

(2)3.3	Amendment No. 1 to Amended and Restated Bylaws of Harvard Bioscience, Inc. (as adopted October 30, 2007)

(1)4.1	Specimen certificate for shares of Common Stock, $0.01 par value, of Harvard Bioscience, Inc.

(1)4.2	Amended and Restated Securityholders’ Agreement dated as of March 2, 1999 by and among Harvard Apparatus, Inc., Pioneer Partnership II, Pioneer Capital Corp., First New England Capital, L.P. and Citizens Capital, Inc. and Chane Graziano and David Green

(3)4.3	Shareholder Rights Agreement, dated as of February 5, 2008 between Harvard Bioscience, Inc., and Registrar and Transfer Company, as Rights Agent

*4.4	Harvard Bioscience, Inc. Employee Stock Purchase Plan, as amended

*5.1	Legal opinion from Burns & Levinson LLP

*23.1	Consent of KPMG LLP, as independent registered public accounting firm

23.2	Consent of Burns & Levinson LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement)

24.1	Power of attorney (included on the signature page to this Registration Statement)

*	Filed herewith.

(1)	Previously filed as an exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-45996) and incorporated by reference thereto.

(2)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K (filed on November 1, 2007) and incorporated by reference thereto.

(3)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K (filed on February 8, 2008) and incorporated by reference thereto.